EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

ITC Upholds Ruling Favorable to AnalogicTech

Sales of Customer’s Downstream Products Not Impacted

Sunnyvale, CA – September 25, 2007 – Advanced Analogic Technologies, Inc. (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today announced that it had obtained a favorable ruling for its charge pump and switching regulator product lines in an investigation before the United States International Trade Commission (ITC).

In its Final Determination, the ITC left unchanged its earlier determination that AnalogicTech’s charge pumps do not violate Section 337 of the Tariff Act because they do not infringe the claims of U.S. Patent No. 6,411,531 (‘531 Patent) owned by Linear Technology Corporation (Linear). The Commission’s earlier determinations that the ‘531 Patent is invalid over the prior art and that Linear had failed to prove domestic industry were likewise unchanged.

The Commission also upheld the opinion of the Administrative Law Judge that a majority of AnalogicTech’s switching regulator designs do not infringe Linear’s Patent No. 6,580,258 (‘258 Patent). These non-infringing designs include AnalogicTech’s newer generations of switching regulators targeting high performance and high efficiency applications. In one instance, the Commission found an older-generation switching regulator design, representing a small fraction of AnalogicTech’s switching regulator offerings and revenue, infringes the ‘258 Patent. Following normal ITC procedure, the Commission issued a limited exclusion order under Section 337 of the Tariff Act prohibiting the direct importation of this particular design by AnalogicTech into the United States. This exclusion order does not, however, prevent AnalogicTech’s

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customers from importing their products into the United States. Linear’s request that downstream products be barred from importation was denied.

“We believe that this outcome is very favorable to AnalogicTech,” stated Richard K. Williams, President, CTO and CEO of AnalogicTech. “While we are disappointed that the Commission changed the initial determination as to one of our switching regulator designs, we are pleased that the associated patent claims have now been clearly defined. Moreover, we are planning to introduce several new generations of switching regulators using novel designs completely unrelated to the claims of the ‘258 Patent.”

Following the positive outcome of the ITC’s ruling, AnalogicTech’s lawsuit against Linear in U.S. Federal Court for business interference, trade libel, patent misuse, and unfair business practices is expected to move forward as previously planned. While there is no binding effect from the ITC decision on the Federal Court, AnalogicTech believes that its position in the federal case is enhanced by this favorable ruling.

AnalogicTech is a recognized leader in specialized power management semiconductors and believes in promoting ingenuity through fair competition, as well as the protection of intellectual property.

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About AnalogicTech

Advanced Analogic Technologies, Inc. (AnalogicTech) is a supplier of Total Power Management™ semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Santa Clara, California and Macau, S.A.R., with offices in China (Beijing, Shanghai and Shenzhen), Hong Kong, Taiwan, Japan, South Korea, Sweden, France and United Kingdom, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial

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projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2005. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

For More Information

Investor Contact:

Lisa Laukkanen

The Blueshirt Group

+1 415 217 4967

lisa@blueshirtgroup.com

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